Exhibit 10.64

CONTRACTOR AGREEMENT

This Agreement (“Agreement”), effective as of September 1, 2002 (“Effective Date”), covers the provision of goods and services by David Limp, with a principal place of business at                          (“you”) and Liberate Technologies, a Delaware corporation with its principal place of business at 2 Circle Star Way, San Carlos, California 94070-6200, and its subsidiaries, (collectively, “Liberate,” “we,” or “us”).

1.             Services.  The parties may agree on projects in the form attached as Exhibit A (“Project Description”).  You will provide the services set forth in each Project Description by the stated completion dates, unless we agree to modify or extend them, in accordance with our specifications and requirements and to professional standards.

2.             Work Product.  The work that you create under this Agreement will be wholly original, will not violate any third-party rights (including any rights of privacy, publicity, or copyright), and will not libel or slander any person or entity.  Such work will belong to us, and you hereby assign and transfer all exclusive, perpetual, and worldwide right, title and interest to it, including any moral rights.  You will help us obtain and enforce patents, copyrights, and other property rights and to take any steps necessary for to perfect, register, and enforce our ownership rights.  If you do not, you hereby irrevocably appoint us as your attorney-in-fact to do so on your behalf.

3.             Compensation.  We will pay you the fee set forth in each Project Description as full compensation for your services and undertakings in this Agreement.  We will also reimburse you for documented travel and “out-of-pocket” expenses incurred in accordance with our then-current travel policy (available upon request) and submitted for reimbursement within 30 days of the end of the month in which they were incurred.

4.             Taxes.  You are an independent contractor.  You will pay all taxes, withholding, worker’s compensation insurance, self-employment and payroll taxes, and similar obligations related to performance or payment under this Agreement, will file all required tax returns and statements, and will maintain adequate records of expenses that we may review or audit upon request.  We will not withhold any amounts for the payment of any taxes or fees.

5.             Confidentiality.  You may have access to confidential or proprietary information relating to our business, methods, plans, or projects.  You will keep this information confidential, may use it only as necessary to accomplish the work set forth in Project Descriptions, and may disclose it only as we may authorize in writing.  You will immediately notify us of, and help us remedy, any unauthorized use or disclosure.  At our request or upon expiration or termination of this Agreement, you will promptly return all originals and copies of all documents and materials containing or derived from our information.  These provisions will not apply to any information that was in the public domain when we provided it to you.

6.             Relationship of the Parties.  Nothing in this Agreement makes the parties partners, agents, or joint ventures and neither party may obligate the other.  You are acting as an independent contractor under this Agreement and are not entitled to any benefits or insurance that we may provide to our employees other than as separately agreed.  You will maintain, and will make available for inspection at our request, proof of insurance and Forms W-9 and 1099 for you and any of your employees.

7.             Assignment.  You may not subcontract or otherwise delegate obligations under this Agreement without our written consent.

8.             Indemnification.  Each party will defend and indemnify the other from any claims arising out of any breach of or delay in meeting its obligations hereunder.

9.             Termination.  This Agreement is effective as of the Effective Date and will continue through February 28, 2003.

10.           Notices.  Any notice under this Agreement will be given in writing via a recognized overnight courier for next-business-day delivery to the following addressees (or any other addressees as the parties may designate) at the addresses set forth above.   Notices will be deemed given when received as evidenced by a courier receipt.

11.           Governing Law / Arbitration.  The laws of the State of California without regard to its conflict-of-laws provisions govern this Agreement.  The parties will submit any dispute related to this Agreement or performance hereunder (except for those related to the ownership of intellectual property) to mandatory, final, and binding arbitration with JAMS in San Francisco, San Mateo, or Santa Clara County, California.  The parties will initially share the costs of the arbitration, and the prevailing party in any dispute will be entitled to reasonable attorneys’ fees and costs, as well as recovery of its share of arbitration costs.  The arbiter may order any form of equitable relief available to a court.

12.           Entire Agreement / Survival.  This Agreement represents the entire agreement between you and us regarding the Project Description.  The terms of this Agreement will govern all services undertaken by you for us, and if any terms in a Project Description conflict with this Agreement, the terms of this Agreement will prevail.  This Agreement may be modified only as agreed in writing by both parties.  If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.  All sections of this Agreement except for Sections 1 (“Services”), 3 (“Compensation”), and 9 (“Termination”) will remain in effect following the termination or expiration of this Agreement.

Liberate Technologies		Dave Limp

By:	/s/ Kent Walker	/s/ David Limp

Print Name:	Kent Walker

Title:	EVP

EXHIBIT A

PROJECT DESCRIPTION # 1

This Project Description, effective as of September 1, 2002, is an exhibit to the Contractor Agreement, effective as of September 1, 2002, between David Limp, with its principal place of business at                                 and any subsidiaries, employees, and agents, and Liberate Technologies, a Delaware corporation with its principal place of business at 2 Circle Star Way, San Carlos, California 94070-6200, and its subsidiaries and affiliates, and is governed by its terms.

1.             Project Details

Project Description:  Strategic Consulting

Services to be Provided:  Overall strategic consulting to executive management team.

2.             Consultant Information

Individual(s) Performing Services:  David Limp

Start Date:  9/1/02

End Date:  2/28/02

Monthly Rate(s):  $10,000

Liberate Technologies		Dave Limp

By:	/s/ Kent Walker	/s/ David Limp

Print Name:	Kent Walker

Title:	EVP

AMENDMENT

to the

CONTRACTOR AGREEMENT

This Amendment (“Amendment”) to the Contractor Agreement dated September 1, 2002 (“Agreement”), covers the provision of services by David Limp (“you”) to Liberate Technologies and its subsidiaries (collectively, “Liberate,” “we,” or “us”), entered into as of this 19th day of December, 2002 (the “Amendment Effective Date”).

RECITALS

A.                                   You have provided Liberate services set forth in the Project Description attached to the Agreement in accordance with its terms; and

B.                                     The parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Exhibit A, Section 2, subheading “Monthly Rate(s)” is hereby changed from “$10,000” to “An hourly rate of $312.50, with a minimum monthly amount of $10,000.”

2.                                       All capitalized terms not defined in this Amendment have the meanings given them in the Agreement. This Amendment is incorporated into the Agreement and made a part thereof.  All references to the Agreement in any other document will refer to the Agreement as modified by this Amendment.  Except as modified by this Amendment, the Agreement remains in full force and effect and is enforceable in accordance with its terms.  If the terms of this Amendment conflict with the terms of the Agreement, or its exhibits, as amended, the terms of this Amendment govern.  This Amendment may be executed in counterparts, each of which are deemed an original, but all of which constitute one and the same document.

LIBERATE TECHNOLOGIES		DAVE LIMP

By:	/s/ Kent Walker	/s/ David Limp

Print Name:	Kent Walker

Title:	EVP